SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2019

MOJO Organics Inc
(Exact name of registrant as specified in its charter)

Delaware	000-55269	26-0884348
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Hudson Street, Floor 25 Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201 633 6519

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2019, our Board of Directors resolved to terminate our 2012 Incentive Plan (the “Plan”), which allowed the issuance of 2,050,000 securities to our officers, directors and consultants as incentive compensation.

Immediately prior to terminating the Plan, our Board of Directors resolved to exchange outstanding options to purchase 35,000 shares of our common stock with each of our Directors, Jeff Devlin and Robert Kaufman, for 35,000 shares of common stock as an award of restricted stock to each of Messrs. Devlin and Kaufman.

We also permitted our CEO and Director, Glenn Simpson, to exercise his option to purchase 222,000 shares of our common stock with an exercise price of $0.255, by paying the exercise price for the option in the amount of $56,610 in debt owed by our company to Mr. Simpson.

On January 24, 2019 our Board of Directors resolved to terminate our 2015 Incentive Plan which allowed the issuance of 1,500,000 securities to our officers, directors and consultants as incentive compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO Organics Inc

/s/ Glenn Simpson

Glenn Simpson
Chairman and Chief Executive Officer

Date: February 22, 2019

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